Exhibit 99

                             Joint Filer Information


Name:                      Defiante Farmaceutica, L.d.a.


Address:                   Rua dos Ferreiros
                           260 Funchal
                           Madeira, Portugal 9000-082


Designated Filer:          Sigma-Tau Finanzaria S.p.A.


Issuer & Ticker Symbol:    SciClone Pharmaceuticals, Inc.


Date of Earliest
Transaction Required
to be Reported:            03/18/05


Signature:                 /s/ Maurizio Terenzi
                           --------------------------------------------
                           Name:  Maurizio Terenzi
                           Title:    Director-Proxyholder Authorized
                           DEFIANTE FARMACEUTICA, L.D.A.